LAKELAND FINANCIAL CORPORATION
401(k) PLAN

FINANCIAL STATEMENTS
December 31, 2016 and 2015

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
Warsaw, Indiana

FINANCIAL STATEMENTS
December 31, 2016 and 2015

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                                                                                                 1

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                                                             2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                                      3

NOTES TO FINANCIAL STATEMENTS                                                                                                                                                                                                      4

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)                                                                                                                                             11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Administrative Oversight Committee and Plan Administrators
Lakeland Financial Corporation
  401(k) Plan
Warsaw, Indiana

We have audited the accompanying statements of net assets available for benefits of Lakeland Financial Corporation 401(k) Plan ("Plan") as of December 31, 2016 and 2015, and the related statement of changes in net assets available for benefits for the year ended December 31, 2016.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2016 and 2015, and the changes in net assets available for benefits for the year ended December 31, 2016 in conformity with U.S. generally accepted accounting principles.

The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2016 has been subjected to audit procedures performed in conjunction with the audit of the Plan's financial statements.  The supplemental schedule is the responsibility of the Plan's management.  Our audit procedures included determining whether the information presented in the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule.  In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  In our opinion, the supplemental schedule is fairly stated in all material respects in relation to the financial statements as a whole.

Crowe Horwath LLP

South Bend, Indiana
June 12, 2017

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2016 and 2015

	2016	2015
ASSETS

Investments, at fair value (Note 2)	$ 79,728,043	$ 62,867,157

Receivables
Employer	857,008	731,332
Total receivables	857,008	731,332

Total assets	80,585,051	63,598,489

NET ASSETS AVAILABLE FOR BENEFITS	$ 80,585,051	$ 63,598,489

See accompanying notes to financial statements.

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year ended December 31, 2016

Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments	$ 16,461,838
Interest	2,355
Dividends	1,695,648
18,159,841

Contributions
Employer	1,568,016
Participants	2,064,383
Rollovers	99,470
3,731,869

Total additions	21,891,710

Deductions from net assets attributed to:
Benefits paid directly to participants or their beneficiaries	4,903,033
Administrative expenses	2,115

Total deductions	4,905,148

Net increase	16,986,562

Net assets available for benefits beginning of year	63,598,489

Net assets available for benefits end of year	$ 80,585,051

See accompanying notes to financial statements.

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015
NOTE 1 - DESCRIPTION OF PLAN

The following description of the Lakeland Financial Corporation 401(k) Plan (the "Plan") is provided for general information purposes only.  Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General:  The Plan is a defined contribution 401(k) profit sharing plan covering substantially all employees of Lakeland Financial Corporation ("LFC") and its subsidiary, Lake City Bank (collectively, "employer").  An employee becomes eligible to enter the Plan on January 1, April 1, July 1 and October 1 following attainment of age 18 and completion of one month of service.

The Plan was originally adopted December 13, 1983 and has been amended.  Participants should refer to the amended and restated Plan agreement for a more complete description of the Plan's provisions. The Plan provides for retirement, death, disability and termination benefits, and it is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Investment Funds:  The Plan consists of 28 funds, or investment options, one of which is invested primarily in LFC common stock.  Thirteen of the funds are "Fidelity Freedom" funds that are targeted retirement funds consisting of blends of equities and fixed income securities.  The "Artisan Mid Cap Fund",  "Victory Sycamore Established Value Fund", "MFS Value R3 Fund", "Fidelity Contrafund", "Fidelity Small Cap Discovery Fund", "FKLN Small Cap Growth Fund" and "Fidelity Spartan 500 Index Advantage Fund" are invested primarily in common and preferred stock.  The "Fidelity Spartan US Bond Index Fund" and "PIMCO Short Term Fund" are invested primarily in fixed income securities.  The "Fidelity Retirement Money Market Fund" is invested primarily in short-term fixed income investments having maturities of one year or less, and the "Fidelity Diversified International Fund", "TMPL Global Bond A Fund" and "Fidelity Spartan Emerging Markets Index Advantage Fund" are invested primarily in foreign common stocks. The "PIMCO All Asset Fund" is invested primarily in mutual funds. A participant's salary redirection is invested in any of the funds offered at the participant's discretion.  Employer matching contributions are invested in the same funds as the participant's salary redirection, and in the same proportions.
(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Participant Accounts:  Each participant's account is credited with the participant's contribution and an allocation of (a) the employer's contributions, (b) Plan earnings and (c) forfeitures of non-vested balances of accounts of participants who have left the Plan and charged with his or her withdrawals.  Allocations are based on participant earnings or account balances, as defined.  The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Contributions:  The Plan provides that participants may make voluntary pre-tax contributions to the Plan in amounts equal to the maximum amount allowable under the Internal Revenue Code ($18,000 in 2016).  Each year the employer may set a matching percentage of a participant's compensation, as well as make discretionary contributions.  For 2016, the matching percentage was set at 104% of the first 6% of compensation an employee contributes to the Plan as a voluntary pre-tax contribution.  In addition, no discretionary contributions were made.

Retirement, Death and Disability:  A participant is entitled to 100% of his or her account balance upon retirement, death or disability.

Vesting:  Participants are 100% vested in salary deferral contributions.  Employer contributions vest according to a five-year graded schedule.

Payment of Benefits:  On termination of service, a participant may elect to receive either a lump sum or a direct rollover equal to the value of his or her vested interest in the account.  For distributions of LFC stock, distributions are made in stock or cash at the participant's option, with the exception of fractional shares which are paid out in cash.  Distributions out of the other funds are made in cash.

Administrative and Investment Management Expenses:  Substantially all administrative expenses are paid by the employer.  Investment management fees are charged to the Plan as a reduction of investment return and included in the investment income (loss) reported by the Plan.
(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The policies and principles which significantly affect the determination of net assets and changes in net assets are summarized below.

Basis of Accounting:  The accounting practices and principles followed by the Plan and the methods of applying those principles conform to U.S. generally accepted accounting principles. The financial statements are prepared using the accrual basis.

Investments Valuation and Income Recognition:  The Plan's investments are reported at fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.

Fair value is the price that would be received by the Plan for an asset or paid by the Plan to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Plan's principal or most advantageous market for the asset or liability.  Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Plan has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Plan's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.
(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The fair values of LFC common stock and mutual fund investments are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs). There were no transfers from or into Level 1, Level 2 or Level 3 during 2016.  Investments measured at fair value on a recurring basis are summarized below:
Fair Value Measurements
at December 31, 2016 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 44,607,191	$ -	$ -
Mutual Funds	35,120,852	-	-

Fair Value Measurements
at December 31, 2015 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 31,655,299	$ -	$ -
Mutual Funds	31,211,858	-	-

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Net Appreciation (Depreciation) in Fair Value of Investments:  In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation) for the year along with gains and losses on sales of investments are reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.  Unrealized appreciation (depreciation) for investments held as of the end of the current fiscal year is the difference between the current value of those investments and the value of those investments as of the end of the prior fiscal year or the purchase date for investments purchased during the year.

Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

Concentration of Credit Risk:  At December 31, 2016 and 2015, 56.0% and 50.0% of the Plan's investments were in LFC common stock, respectively.

Risk and Uncertainties:  The Plan provides for various investment options including any combination of certain mutual funds and stocks.  The investments are exposed to various risks, such as interest rate, market, liquidity and credit risks.  Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits and participant's individual account balances.
(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015
NOTE 3 - PLAN TERMINATION
Although it has not expressed any intent to do so, LFC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations.  In the event of termination, participants will become 100% vested in their accounts.

NOTE 4 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others.  At December 31, 2016 and 2015, certain investments of the Plan are shares of mutual funds offered by Fidelity Investments.  Fidelity Management Trust Company is the Plan trustee and, therefore, these transactions qualify as party-in-interest transactions.

Fees paid by the Plan to Fidelity for accounting services amounted to $2,115 for the year ended December 31, 2016.  The Plan also invests in shares of common stock issued by Lakeland Financial Corporation, which qualifies as a party-in-interest investment.

During 2016, the Plan purchased 71,733 shares of Lakeland Financial Corporation common stock at a cost ranging from $27.35 to $47.61 per share.  In 2016, the Plan sold 45,464 shares of Lakeland Financial Corporation common stock at a sales price ranging from $26.79 to $46.38 per share and distributed 102,904 shares of common stock to employees due to termination or retirement.  Cash dividends of $704,484 were paid to the Plan by Lakeland Financial Corporation for 2016.

At December 31, 2016 and 2015, the Plan held the following related party investments (at estimated fair value):
2016:
Lakeland Financial Corporation common stock - 941,875 shares	$ 44,607,191

2015:
Lakeland Financial Corporation common stock - 1,018,510 shares*	$ 31,655,299

* Share data has been adjusted for a 3-for-2 stock split on July 25, 2016 paid in the form of a stock dividend on August 5, 2016.

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015
NOTE 5 - TAX STATUS

The Plan was established using a prototype plan document sponsored by Fidelity Management & Research Company.  The Internal Revenue Service has ruled in a letter dated March 31, 2014, that the prototype plan, as then designed, qualifies under Section 401 of the Internal Revenue Code (IRC) and was, therefore, exempt from taxation. The Plan has been amended from the original prototype document. However, the plan administrator believes that the Plan is being operated in compliance with applicable requirements of the IRC.
Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan.  The plan administrator has analyzed the tax positions taken by the plan, and has concluded that as of December 31, 2016 and 2015 there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing authorities; however, there are currently no audits for any tax years in progress.  The plan administrator believes it is no longer subject to income tax examinations for years prior to 2013.

SUPPLEMENTAL SCHEDULE

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2016

Name of Plan Sponsor:                                       Lakeland Financial Corporation
Employer Identification Number: 35-1559596
Three-digit Plan Number:                          004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

		Mutual funds:
*	Fidelity Investments	Fidelity Retirement Money Market Fund
		4,172,327 units		$ 4,172,327

	Victory Sycamore	Victory Sycamore Estb Value Fund
		35,982 units		1,301,117

	Artisan Partners	Artisan Mid Cap Fund
		36,067 units		1,312,108

	Templeton Fund	TMPL Global Bond A Fund
		13,333 units		159,993

	Franklin Templeton Fund	FKLN Small Cap Growth Fund
		54,010 units		1,001,352

	Pacific Investment	PIMCO Short Term Fund
	Management	41,939 units		411,002

	Pacific Investment	PIMCO All Asset Fund
	Management	14,299 units		159,429

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2016

Name of Plan Sponsor:                                        Lakeland Financial Corporation
Employer Identification Number: 35-1559596
Three-digit Plan Number:                          004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

	Massachusetts Financial	MFS Value R3 Fund
	Services	30,059 units		$ 1,080,032

*	Fidelity Investments	Fidelity Contrafund
		37,113 units		3,654,144

*	Fidelity Investments	Fidelity Spartan Emerging Markets
		Index Advantage Fund
		42,748 units		361,644

*	Fidelity Investments	Fidelity Diversified
		International Fund
		40,576 units		1,351,182

*	Fidelity Investments	Fidelity Small Cap Discovery Fund
		48,121 units		1,522,519

*	Fidelity Investments	Fidelity Freedom Income Fund
		17,443 units		197,107

*	Fidelity Investments	Fidelity Freedom 2010
		2,860 units		42,840

*	Fidelity Investments	Fidelity Freedom 2020
		213,498 units		3,200,333

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2016

Name of Plan Sponsor:                                        Lakeland Financial Corporation
Employer Identification Number: 35-1559596
Three-digit Plan Number:                         004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2030
		117,250 units		$ 1,851,378

*	Fidelity Investments	Fidelity Spartan 500 Index
		Advantage Fund
		40,312 units		3,158,028

*	Fidelity Investments	Fidelity Spartan US Bond
		Index Fund
		120,603 units		1,385,728

*	Fidelity Investments	Fidelity Freedom 2040
		212,448 units		1,943,900

*	Fidelity Investments	Fidelity Freedom 2005
		8,259 units		97,542

*	Fidelity Investments	Fidelity Freedom 2015
		22,721, units		279,235

*	Fidelity Investments	Fidelity Freedom 2025
		220,442 units		2,832,679

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2016

Name of Plan Sponsor:                                        Lakeland Financial Corporation
Employer Identification Number: 35-1559596
Three-digit Plan Number:                          004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2035
		106,769 units		$ 1,392,265

*	Fidelity Investments	Fidelity Freedom 2045
		71,215 units		735,655

*	Fidelity Investments	Fidelity Freedom 2050
		90,174 units		936,010

*	Fidelity Investments	Fidelity Freedom 2055
		42,413 units		494,115

*	Fidelity Investments	Fidelity Freedom 2060
		8,250 units		85,391

		Common stock:
*	Lakeland Financial	Common Stock
	Corporation	941,875 shares		44,607,191

*	Lakeland Financial	Stock Purchase Account
	Corporation	1,797 units		1,797

				$ 79,728,043

* Denotes party-in-interest
(1) Cost is not presented as all investments are participant directed investments.